AS OF JANUARY 1 2022 C5663 C5663-TN-001-RevB

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 2 of 19 APPROVAL Description Name Title Signature Date Author Claude Bisaillon Sr. Geological Engineer 2022-02-09 Author Melanie Laroche- Boisvert Mining EIT 2022-02-09 DRA Approved Daniel Gagnon VP Mining 2022-02-09 US Steel Approved REVISION RECORD Revision Description Date A Initial Draft Feb 3 2022 B Final report Feb 9 2022 Mélanie LaRoche-Boisvert (Feb 9, 2022 22:18 EST) Mélanie LaRoche-Boisvert

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 3 of 19

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 4 of 19 TABLE OF CONTENTS 1 PURPOSE .................................................................................................................................... 5 2 MINNTAC MINE 2022 MINERAL RESOURCES AND RESERVES ESTIMATE ........................ 5 2.1 Minntac Mineral Resource Estimate .......................................................................................................... 5 2.2 Minntac Mineral Reserve Estimate ............................................................................................................ 6 Pit Optimization .............................................................................................................................. 6 Pit Optimization Results ................................................................................................................. 8 Pit Design ....................................................................................................................................... 9 Mineral Reserve Classification ..................................................................................................... 11 Mineral Reserves ......................................................................................................................... 11 3 KEETAC MINE 2022 MINERAL RESOURCES AND RESERVES ESTIMATE ........................ 13 3.1 Keetac Mineral Resource Estimate ......................................................................................................... 13 3.2 Keetac Mineral Reserve Estimate ............................................................................................................ 14 Pit Optimisation ............................................................................................................................ 14 Pit Optimization Results ............................................................................................................... 16 Pit Design ..................................................................................................................................... 17 Mineral Reserve Classification ..................................................................................................... 19 Mineral Reserves ......................................................................................................................... 19 LIST OF FIGURES Figure 2.1 – Permit to Mine Boundaries .................................................................................................................. 7 Figure 2.2 – Comparison of Pit Shells without Considering the Permit to Mine Boundary – East Deposit ............. 8 Figure 2.3 – Comparison of Pit Shells without Considering the Permit to Mine Boundary – West Deposit ............ 9 Figure 2.4 – Haul Ramp ........................................................................................................................................ 10 Figure 2.5 – Minntac Pits ....................................................................................................................................... 10 Figure 3.1 – Permit to Mine Boundary ................................................................................................................... 15 Figure 3.2 – Comparison of Pit Shells without Considering the Permit to Mine Boundary ................................... 16 Figure 3.3 – Haul Ramp ........................................................................................................................................ 18 Figure 3.4 – Keetac Pit .......................................................................................................................................... 18

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 5 of 19 1 PURPOSE United States Steel (US Steel) has requested DRA Americas to prepare independent estimates of the mineral resources and mineral reserves at its Minntac and Keetac iron ore mines in the state of Minnesota. This report is an excerpt of the SK-1300 TRS reports for Minntac and Keetac mines 2 MINNTAC MINE 2022 MINERAL RESOURCES AND RESERVES ESTIMATE 2.1 Minntac Mineral Resource Estimate Three (3) 3-D block models were created by DRA in the HxGN MinePlan software, one for each of the three deposits: East, West and Sherman. These block models were used to evaluate the Mineral Resources; the parameters used are detailed in the following sections. The Minntac deposits are composed of various layers of materials; the bottom of each layer was modeled based on the intercepts in each drill hole. Surfaces and 3-D solids were then created from these intercepts, and the blocks were coded according to the layer to which their centroids belong The Mineral Resources, exclusive of Mineral Reserves, for the Minntac deposits are estimated at 933 MLT of indicated resources with an average grade of 18.14% MagFe, 5.80% concentrate silica and 23.21% weight recovery, representing 251 MNT of pellets. and 582 MLT of inferred resources grading 18.05% MagFe, 6.3% concentrate silica and 22.51% weight recovery representing 149 MNt of pellets . Table 2.1 presents the open pit Mineral Resources, exclusive of Mineral Reserves. Table 2.1 – Mineral Resource Estimate by Deposit – Effective January 1 2022 Deposit East Pit West Pit Sherman Total Indicated Resources Tonnage (MLT) 285.0 519.6 128.0 932.6 MagFe (%) 18.71 17.68 19.18 18.20 Concentrate Silica (%) 5.80 5.71 4.04 5.51 Weight Recovery (%) 24.20 22.49 27.15 23.65 Pellets (MNT) 78.5 133.0 39.5 251.0 Inferred Resources Tonnage (MLT) 266.1 282.1 34.4 582.6 MagFe (%) 18.65 17.45 18.30 18.05 Concentrate Silica (%) 6.30 6.47 4.46 6.27 Weight Recovery (%) 23.52 21.19 25.30 22.50

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 6 of 19 Pellets (MNT) 71.2 68.0 9.9 149.1 Footnotes: 1. The effective date of the Mineral Resource Estimate is January 1 2022. 2. Mineral Resources are reported in accordance SEC guidelines, exclusive of Mineral Reserves. 3. Mineral Resources were estimated using a price of $85 /NT pellets and include modifying factors related to mining cost, mining dilution and recovery, process recoveries and costs, and G&A. 4. Figures have been rounded to an appropriate level of precision for the reporting of Mineral Resources. 5. Due to rounding, some columns or rows may not compute as shown. 6. The Mineral Resources are stated as dry tons processed. 2.2 Minntac Mineral Reserve Estimate The Report was based on the Mineral Resources estimated by DRA along with the geotechnical and economic parameters for the pit optimization. Pit Optimization The open pit optimization was conducted on the deposit to determine the economic pit limits. The optimisation was carried out using HxGN MinePlan’s MSOPit module. The current ore and waste mining costs, processing costs, pellet price, as well as pit and plant operating parameters were considered. The optimiser operates on a net value calculation for all the block in the model (i.e., revenue from pellet sales minus the operating costs). Only Indicated Mineral Resources from the 3D block model have been considered in the optimisation and mine plan. Table 2.2 presents the pit optimization parameters and Table 2.2 presents the Permit to Mine boundary, limiting the reserves. These parameters reflect the ongoing operating parameters at the mine: a standard open pit truck and shovel operation and a production rate of 54 MLT of ore per year. The conversion from crude ore to saleable pellets is based on a formula provided by US Steel engineers and verified by DRA. No Mineral Reserve estimate was performed for the Sherman deposit since this deposit is not located within the Permit to Mine boundary. The Mineral Reserves are reported at a pellet price of $85/NT. Table 2.2 – Mineral Reserve Pit Optimisation Parameters Description Unit Value General Pellets price $/NT pellets 85.00 Pit slope angles ° Overall slopes of 38.7° in waste rock and ore and 14.9° in overburden. Mining limits n/a See Figure 2.1 Transportation cost $/NT 5.00 Royalties $/NT pellets Variable

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 7 of 19 Description Unit Value Crude ore to pellets conversion n/a 𝐿𝑜𝑛𝑔 𝑇𝑜𝑛𝑠 𝑂𝑟𝑒 𝑊𝑒𝑖𝑔ℎ𝑡 𝑅𝑒𝑐𝑜𝑣𝑒𝑟𝑦 1 0.0223 1.12 𝐿𝑇 𝑁 0.9623 Processing Weight recovery % 100 4.9693 ∗ 𝑆𝑖𝑙𝑖𝑐𝑎 4 0.2762 ∗ 𝑆𝑖𝑙𝑖𝑐𝑎 4 ∗ 𝑀𝑎𝑔𝐹𝑒 1.48 69.6942 0.8435 𝑆𝑖𝑙𝑖𝑐𝑎 4 1.48 Concentrator costs $/NT pellets 𝐹𝑖𝑥𝑒𝑑 𝑣𝑎𝑟𝑖𝑎𝑏𝑙𝑒 𝑐𝑜𝑠𝑡𝑠 Crusher costs $/NT pellets 𝐹𝑖𝑥𝑒𝑑 𝑣𝑎𝑟𝑖𝑎𝑏𝑙𝑒 𝑐𝑜𝑠𝑡𝑠 Agglomerator costs $/NT pellets Fixed costs G&A $/NT pellets Fixed costs Total processing costs $/NT pellets 𝑉𝑎𝑟𝑖𝑎𝑏𝑙𝑒 𝑐𝑜𝑠𝑡𝑠 Mining Waste mining cost $/LT waste Fixed costs Surface mining cost $/LT surface Fixed costs Ore mining cost $/LT ore Fixed costs Figure 2.1 – Permit to Mine Boundaries 2.2.1.1 Pellet Price The $85/NT pellets price was selected based on public market research for valuation of the Minntac pellets. . 2.2.1.2 Overall Slope Angles The slope angles used in the HxGN MinePlan MPSOPit optimizations follow the recommended overall slope of 38.7° in waste rock and ore and 14.9° in overburden.

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 8 of 19 Mine Dilution and Mining Recovery The Minntac deposit has an 8% slope. Therefore, a 95% mining recovery was applied to account for ore material left behind at the ore-waste contacts. A 1% dilution was applied, in line with current operations. 2.2.1.3 Mining, Processing, and G&A Costs The mining, processing, and G&A costs, and associated calculations and parameters, were provided by US Steel based on their current operations and validated by DRA. 2.2.1.4 Cut-Off Grades Material with a Silica grade less than 10%, and a MagFe grade greater than 14% is considered ore. These thresholds are based on the mill requirements and ensure that the material sent to be processed will profitably generate pellets. Any material which does not meet these criteria is considered waste and will be sent to a waste stockpile. In addition, oxidized material is defined as having MagFe/Total Fe < 30%. Any ore material meeting this criterion had its classification changed to oxidized material and was considered waste. Pit Optimization Results The optimal mining limits for the Minntac deposits were established using HxGN MinePlan’s MSOPit, using the Pseudoflow algorithm as well as the parameters described in Table 2.2. The East and West deposits are more constrained by the Permit to Mine Boundary rather than by economic considerations. Figures 02.2 and 02.3 present the results of the pit shell generation without considering the Permit to Mine Boundary. For the pits generated without considering the Permit to Mine Boundary, for both, the East and West deposits, the cashflows are positive. When looking at these pits, the revenue factor 1.00 pits would be chosen for each deposit at the ultimate pit limits; however, the pits must be constrained by the Permit to Mine Boundary. Given that the pits generated within the Permit to Mine Boundary would also have positive cashflows for every pit and that they are fully encompassed within the revenue factor 1.00 pits generated without considering the boundaries., The largest pits generated within the boundaries were chosen as the ultimate pit limits for the East and West Minntac deposits. In terms of tonnages, the largest pit within the East Permit to Mine Boundary is approximately equivalent to the revenue factor 0.10 pit generated without considering the Permit to Mine Boundary, as indicated in blue in Figure 2.2. Similarly, the largest pit within the West Permit to Mine Boundary is approximately equivalent to the 0.15 pit generated without considering the Permit to Mine Boundary, as indicated in blue in Figure 2.3. The selected pits contain a combined 987.3 MLT of ore and 753.8 MLT of waste, including surface material, for an overall strip ratio of 0.76. Figure 2.2 – Comparison of Pit Shells without Considering the Permit to Mine Boundary – East Deposit

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 9 of 19 Figure 2.3 – Comparison of Pit Shells without Considering the Permit to Mine Boundary – West Deposit Pit Design The next step in the Mineral Reserves estimation process is to design an operational pit that will form the basis of the production plan. These pit designs use the selected economic pit shells as a base and include smoothing pit 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 120.00% 0 500 1,000 1,500 2,000 2,500 3,000 0. 1 0 0. 1 5 0. 2 0 0. 2 5 0. 3 0 0. 3 5 0. 4 0 0. 4 5 0. 5 0 0. 5 5 0. 6 0 0. 6 5 0. 7 0 0. 7 5 0. 8 0 0. 8 5 0. 9 0 0. 9 5 1. 0 0 1. 0 5 1. 1 0 1. 1 5 1. 2 0 U nd is co un te d C as hf lo w s T on na ge ( M LT ) Revenue Factor Pit Shell Comparison - East Pit Ore Mined Waste Mined Undiscounted CF Maximum pit within permit to mine boundary 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 120.00% 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 0. 1 0 0. 1 5 0. 2 0 0. 2 5 0. 3 0 0. 3 5 0. 4 0 0. 4 5 0. 5 0 0. 5 5 0. 6 0 0. 6 5 0. 7 0 0. 7 5 0. 8 0 0. 8 5 0. 9 0 0. 9 5 1. 0 0 1. 0 5 1. 1 0 1. 1 5 1. 2 0 U nd is co un te d C as hf lo w s T on na ge ( M LT ) Revenue Factor Pit Shell Comparison - West Pit Ore Mined Waste Mined Undiscounted CF Maximum pit within permit to mine boundary

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 10 of 19 walls, adding ramps to access the pit bottom and ensuring that the pits can be mined using the existing mining fleet. The pits were design in HxGN MinePlan. The following sections provide the parameters that were used for the open pit design and present the results. 2.2.3.1 Haul Road Design The ramps and haul roads have a width of 200 ft and a maximum slope of 8%, accommodating the 240t haul trucks used in the operation, as shown in Figure 2.4. The final pit design does not explicitly include ramps, since the bottom of the pit has a natural slope which will allow equipment to maneuver. Therefore, temporary haul roads will be built over the life of time to access different areas. Figure 2.4 – Haul Ramp 2.2.3.2 Pit Slopes The pit designs follow the overall geotechnical slopes of 38.7° in waste rock and ore and 14.9° in overburden. 2.2.3.3 Open Pit Design Results Figure 2.5 depicts the open pit design for the East and West Minntac pits. These pit designs were used for the estimation of Mineral Reserves. The final pit designs delineate 1,741.1 MLT combined ore and waste material compared to 1,987.5 MLT in the pit shell. The difference is a 15.6% decrease in ore material and a 7.9% decrease in waste material, due to following the geotechnical pit slope parameters and ensuring practical mining areas, all the while ensuring the permit to mine boundaries are respected. Figure 2.5 – Minntac Pits

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 11 of 19 Mineral Reserve Classification According to the Code of Federal Regulations, a mineral reserve is defined as “an estimate of tonnage and grade or quality of indicated and measured minerals resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted”. Mineral reserves can be classified as either proven, "the economically mineable part of a measured mineral resource [resulting] from conversion of a measured mineral resource”, or probable, “the economically mineable part of an indicated and, in some cases, a measured mineral resource”. Modifying factors are used to convert indicated and measured mineral resources to proven and probable mineral reserves. These include but are not limited to: “mining; processing; metallurgical; infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project”. Mineral Reserves The Mineral Reserves for the deposits are estimated at 974.0 million long tons of ore, with an average MagFe grade of 19.29%, an average silica grade of 5.59% and an average weight recovery of 25.11%. To access these reserves, 741.5 million long tons of waste, including surface material, will need to be mined for an overall strip ratio of 0.76 to 1 (waste/ore). Table 2.3 presents the open pit Mineral Reserves. Table 2.3 – Minntac – Mineral Reserves Estimate by Pit – Effective January 1 2022 Deposit Probable Reserves (MLT) MagFe (%) Silica (%) Weight Recovery (%) Waste (MLT) Strip Ratio (Waste/Ore) Pellets (MNT) East 442.3 19.71 5.89 25.54 304.1 0.69 130.0 West 531.7 18.94 5.35 24.74 437.4 0.82 151.2

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 12 of 19 Total 974.0 19.29 5.59 25.11 741.5 0.76 281.2 Footnotes: 1. The effective date of the Mineral Reserve Estimate is January 1 2022. 2. Mineral Reserves are reported in accordance SEC guidelines. 3. Mineral Reserves were estimated using a price of $85 /NT pellets and include modifying factors related to mining cost, mining dilution and recovery, process recoveries and costs, and G&A. 4. Figures have been rounded to an appropriate level of precision for the reporting of Mineral Reserves. 5. Due to rounding, some columns or rows may not compute as shown. 6. The Mineral Reserves are stated as dry tons processed.

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 13 of 19 3 KEETAC MINE 2022 MINERAL RESOURCES AND RESERVES ESTIMATE 3.1 Keetac Mineral Resource Estimate One (1) 3-D block model was created by DRA in the HxGN MinePlan software for the Keetac deposit. This block model was used to evaluate the Mineral Resources. The geological and structural context of the Keetac Mine is well known. The Banded Iron Formation (BIF), as recognized by geologists working in the Minnesota Iron Range , consists of four main units which dip slightly towards the Southeast (between 4° & 6°): Upper Slate; Upper Chert; Lower Slate; Lower Chert. As mentioned previously, the Lower Chert unit (and its mineralized sub-units 711, 712, 713, 720, 740 and 750) forms the main ore body at the Keetac mine. The geological interpretation of the deposit was aided by various reports and maps (both public and unpublished), as well as regular discussions with Keetac geologists and engineers. The Mineral Resources, exclusive of Mineral Reserves, for the Keetac deposit are estimated at 606 MLT of indicated resources with an average grade of 18.93% MagFe, 4.40% concentrate silica and 27.34% weight recovery, representing 193 MNT of pellets. and 505 MLT of inferred resources grading 18.83% MagFe, 3.81% concentrate silica and 27.30% weight recovery representing 161 MNt of pellets. Table 3.1 presents the open pit Mineral Resources, exclusive of Mineral Reserves. Table 3.1 – Keetac – Mineral Resource Estimate – Effective January 1 2022 Description Ore Tonnage (MLT) MagFe (%) Silica (%) Weight Recovery (%) Pellets (MNT) Indicated Resources 606.2 18.93 3.40 27.34 192.9 Inferred Resources 505.4 18.83 3.81 27.30 160.5 Footnotes: 1. The effective date of the Mineral Resource Estimate is January 1 2022 2. Mineral Resources are reported in accordance SEC guidelines, exclusive of Mineral Reserves. 3. Mineral Resources were estimated using a price of 85 $/NT pellets and include modifying factors related to mining cost, mining dilution and recovery, process recoveries and costs, and G&A. 4. Figures have been rounded to an appropriate level of precision for the reporting of Mineral Resources. 5. Due to rounding, some columns or rows may not compute as shown. 6. The Mineral Resources are stated as dry tons processed.

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 14 of 19 3.2 Keetac Mineral Reserve Estimate The Report was based on the Mineral Resources estimated by DRA along with geotechnical and economic parameters for the pit optimisation. Pit Optimisation The open pit optimisation was conducted on the deposit to determine the economic pit limits. The optimisation was carried out using HxGN MinePlan’s MSOPit module. The current ore and waste mining costs, processing costs, pellet price, as well as pit and plant operating parameters were considered. The optimizer operates on a net value calculation for all the blocks in the model (i.e., revenue from pellet sales minus the operating costs). Only Indicated Mineral Resources from the 3D block model have been considered in the optimisation and mine plan. Table 3.2 presents the pit optimisation parameters and Figure 3.1 presents the Permit to Mine boundary, limiting the reserves. These parameters reflect the ongoing operating parameters at the mine: a standard open pit truck and shovel operation and a production rate of 20 MLT of ore per year. The conversion from crude ore to saleable pellets is based on a formula provided by US Steel engineers and verified by DRA. The Mineral Reserves are reported at a pellet price of $85/NT. Table 3.2 – Mineral Reserve Pit Optimisation Parameters Description Unit Value General Pellets price $/NT pellets 85.00 Pit slope angles ° Overall slopes of 38.7° in waste rock and ore and 14.9° in overburden. Mining limits n/a See Figure 3.1 Transportation cost $/NT 5.00 Royalties $/NT pellets Variable Crude ore to pellets conversion n/a 𝐿𝑜𝑛𝑔 𝑇𝑜𝑛𝑠 𝑂𝑟𝑒 1.12 𝐿𝑇 𝑁𝑇 0.98 1.06 𝑊𝑒𝑖𝑔ℎ𝑡 𝑅𝑒𝑐𝑜𝑣𝑒𝑟𝑦 100 Processing Concentrator costs $/NT pellets 𝐹𝑖𝑥𝑒𝑑 𝑣𝑎𝑟𝑖𝑎𝑏𝑙𝑒 𝑐𝑜𝑠𝑡𝑠 Crusher costs $/NT pellets 𝐹𝑖𝑥𝑒𝑑 𝑣𝑎𝑟𝑖𝑎𝑏𝑙𝑒 𝑐𝑜𝑠𝑡𝑠 Agglomerator costs $/NT pellets Fixed costs G&A $/NT pellets Fixed costs Total processing costs $/NT pellets 𝑉𝑎𝑟𝑖𝑎𝑏𝑙𝑒 𝑐𝑜𝑠𝑡𝑠 Mining

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 15 of 19 Waste mining cost $/LT waste Fixed costs Surface mining cost $/LT surface Fixed costs Ore mining cost $/LT ore Fixed costs Figure 3.1 – Permit to Mine Boundary 3.2.1.1 Pellet Price The $85/NT pellets price was selected based on public market research as fair value of Keetac pellets. 3.2.1.2 Overall Slope Angles The slope angles used in the HxGN MinePlan MPSOPit optimisations follow the recommended overall slope of 38.7° in waste rock and ore and 14.9° in overburden. Mine Dilution and Mining Recovery The Keetac deposit has a 2-4° slope. Therefore, a 95% mining recovery was applied to account for ore material left behind at the ore-waste contacts. A 1% dilution was applied, in line with current operations.

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 16 of 19 3.2.1.3 Mining, Processing, and G&A Costs The mining, processing, and G&A costs, and associated calculations and parameters, were provided by US Steel based on their current operations and validated by DRA. 3.2.1.4 Cut-Off Grades Lower Chert was considered ore if it met the following criteria: MagFe grade greater than 14% Liberation index less than 9% Weight recovery greater than 18% Ferrous/Ferris ratio less than 3.6% Upper Chert was considered ore if it met the same criteria as the Lower Chert; however, the weight recovery had to be greater than 20% based on expected lower recovery at the process plant for this type of ore. Pit Optimization Results The optimal pit mining limit for the deposit was established using HxGN MinePlan’s MSOPit, using the Pseudoflow algorithm as well as the parameters described in Table 3.2. The deposit is more constrained by the permit to mine limit than economic considerations. Figure 3.2 presents the results of the pit shell generation without considering the permit to mine boundary. For the pits generated without considering the permit to mine boundary, the cashflows are positive for every pit. When looking at these pits, the revenue factor 1.00 pit would be chosen as the ultimate pit limit; however, the pit must be constrained by the permit to mine boundary. Given that the pits generated within the permit to mine boundary also have positive cashflows for every pit and that they are fully encompassed within the revenue factor 1.00 pit generated without the permit to mine boundary, the largest pit generated within the permit to mine boundaries was chosen as the ultimate pit limit for the Keetac operation. In terms of tonnages, the largest pit within the permit to mine boundaries is approximately equivalent to the revenue factor 0.20 pit generated without considering the permit to mine boundary, as indicated in blue in Figure 3.2. Therefore, the largest pit within the permit to mine boundary was elected as the basis for the mineral reserve estimate. The selected pit contains 708.5 MLT of ore and 862.0 MLT of waste for an overall strip ratio of 1.52. Figure 3.2 – Comparison of Pit Shells without Considering the Permit to Mine Boundary

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 17 of 19 Pit Design The next step in the Mineral Reserves estimation process is to design an operational pit that will form the basis of the production plan. This pit design uses the chosen optimised pit shell as a base and includes smoothing pit walls, adding ramps to access the pit bottom and ensuring that the pit can be mined using the existing mining fleet. The pits were designed in HxGN MinePlan. The following sections provide the parameters that were used for the open pit design and present the results. 3.2.3.1 Haul Road Design The ramps and haul roads have a width of 200 ft and maximum slope of 8%, accommodating the 240t haul trucks used in the operation, as shown in Figure 3.3.. The final pit design does not explicitly include ramps, since the bottom of the pit has a natural 8% slope which will allow equipment to maneuver. Therefore, temporary haul roads will be built over the life of mine to access different areas. 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 120.00% 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 0. 1 0 0. 1 5 0. 2 0 0. 2 5 0. 3 0 0. 3 5 0. 4 0 0. 4 5 0. 5 0 0. 5 5 0. 6 0 0. 6 5 0. 7 0 0. 7 5 0. 8 0 0. 8 5 0. 9 0 0. 9 5 1. 0 0 1. 0 5 1. 1 0 1. 1 5 1. 2 0 U nd is co un te d C as hf lo w s T on na ge ( M LT ) Revenue Factor Pit Shell Comparison Ore Mined Waste Mined Undiscounted CF Maximum pit within permit to mine boundary

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 18 of 19 Figure 3.3 – Haul Ramp 3.2.3.2 Pit Slopes The pit design follows the overall geotechnical slopes of 38.7° in waste rock and ore and 14.9° in overburden. 3.2.3.3 Open Pit Design Results Figure 3.4 presents the open pit design for the Keetac pit. This pit was used for the estimation of Mineral Reserves. The final pit design delineates a combined 1,440.7 MLT of ore and waste material, compared to 1,570.5 MLT in the pit shell. The difference is a 19.5% decrease in ore material and a 0.9% increase in waste material, due to following the geotechnical pit slope parameters and ensuring practical mining areas, all the while ensuring the permit to mine boundaries are respected. Figure 3.4 – Keetac Pit

// 2022 Minntac and Keetac Mineral Resources & Reserves Estimate C5663-TN-001-Rev B Page 19 of 19 Mineral Reserve Classification According to the Code of Federal Regulations, a mineral reserve is defined as “an estimate of tonnage and grade or quality of indicated and measured minerals resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted”. Mineral reserves can be classified as either proven, "the economically mineable part of a measured mineral resource [resulting] from conversion of a measured mineral resource”, or probable, “the economically mineable part of an indicated and, in some cases, a measured mineral resource”. Modifying factors are used to convert indicated and measured mineral resources to proven and probable mineral reserves. These include but are not limited to: “mining; processing; metallurgical; infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project”. Mineral Reserves The Mineral Reserves for the deposit are estimated at 564.2 MLT of ore, with an average MagFe grade of 19.29%, an average concentrate silica grade of 3.57% and an average weight recovery of 20.97%. To access these reserves, a total of 858.6 MLT of waste, including surface material, will need to be extracted, for a 1.52 strip ratio. Processing the 564.2 million long tons of ore in the concentrator then in the pellet plant will produce a total 185.2 MNT of pellets. Table 3.3 presents the open pit Mineral Reserves. Table 3.3 – Keetac – Mineral Reserves Estimate – Effective January 1 2022 Probable Reserves (MLT) MagFe (%) Concentrate Silica (%) Weight Recovery (%) Waste (MLT) Strip Ratio (Waste/Ore) Pellets (MNT) 564.2 19.29 3.57 20.97 858.6 1.52 185.2 Footnotes: 1. The effective date of the Mineral Reserve Estimate is January 1 2022. 2. Mineral Reserves are reported in accordance SEC guidelines. 3. Mineral Reserves were estimated using a price of $85 /NT pellets and include modifying factors related to mining cost, mining dilution and recovery, process recoveries and costs, and G&A. 4. Figures have been rounded to an appropriate level of precision for the reporting of Mineral Reserves. 5. Due to rounding, some columns or rows may not compute as shown. 6. The Mineral Reserves are stated as dry tons processed.

C5663-TN- 001-Rev B1 Final Audit Report 2022-02-10 Created: 2022-02-10 By: Daniel Gagnon, P.Eng. (Daniel.Gagnon@draglobal.com) Status: Signed Transaction ID: CBJCHBCAABAASTmzR9-RPdUfhMMldKggistykgGZ5Sfw "C5663-TN- 001-Rev B1" History Document created by Daniel Gagnon, P.Eng. (Daniel.Gagnon@draglobal.com) 2022-02-10 - 1:53:14 AM GMT- IP address: 45.45.64.64 Document emailed to Claude Bisaillon, P.Eng. (claude.bisaillon@draglobal.com) for signature 2022-02-10 - 1:55:25 AM GMT Email viewed by Claude Bisaillon, P.Eng. (claude.bisaillon@draglobal.com) 2022-02-10 - 2:59:04 AM GMT- IP address: 69.157.141.85 Document e-signed by Claude Bisaillon, P.Eng. (claude.bisaillon@draglobal.com) Signature Date: 2022-02-10 - 2:59:43 AM GMT - Time Source: server- IP address: 69.157.141.85 Document emailed to Mélanie LaRoche-Boisvert (melanie.laroche-boisvert@draglobal.com) for signature 2022-02-10 - 2:59:46 AM GMT Email viewed by Mélanie LaRoche-Boisvert (melanie.laroche-boisvert@draglobal.com) 2022-02-10 - 3:15:30 AM GMT- IP address: 104.221.70.63 Document e-signed by Mélanie LaRoche-Boisvert (melanie.laroche-boisvert@draglobal.com) Signature Date: 2022-02-10 - 3:18:23 AM GMT - Time Source: server- IP address: 104.221.70.63 Agreement completed. 2022-02-10 - 3:18:23 AM GMT